UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2009

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Boone Avenue North Minneapolis, MN	55428
(Address of Principal Executive Offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On December 21, 2009, MOCON, Inc. (“MOCON”) entered into a Subscription and Shareholders Agreement (the “Agreement”) with Enterprise Ireland, Glanbia Enterprise Fund Limited, Parties Named in Schedule 1 to the Agreement and Luxcel BioSciences Limited (“Luxcel”) whereby, MOCON, through a newly formed wholly owned subsidiary, will acquire 1,250,000 A Preferred Ordinary Shares, which will represent approximately 16.9% of the outstanding equity in Luxcel, for €2,500,000 (or approximately $3,550,000).  Subject to the terms and conditions of the Agreement, MOCON expects to complete the acquisition of these shares on or about January 15, 2010.

In connection with the Agreement, MOCON also anticipates entering into a supply agreement with Luxcel whereby MOCON will purchase from Luxcel certain components and supplies that MOCON will use in its instrumentation products.

The aforementioned description of the Agreement is qualified in its entirety by reference to the complete terms of the Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1

Subscription and Shareholders Agreement dated December 21, 2009, by and among the Parties Named in Schedule 1, MOCON, Inc., Enterprise Ireland, Glanbia Enterprise Fund Limited and Luxcel BioSciences Limited (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.

Dated: December 23, 2009	By:	/s/ Darrell B. Lee
Darrell B. Lee
Vice President, Chief Financial Officer,
Treasurer and Secretary

MOCON, INC.

CURRENT REPORT ON FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

10.1

Subscription and Shareholders Agreement dated December 21, 2009, by and among the Parties Named in Schedule 1, MOCON, Inc., Enterprise Ireland, Glanbia Enterprise Fund Limited and Luxcel BioSciences Limited

Filed herewith